GUARANTY AND SURETYSHIP AGREEMENT
                        ---------------------------------



           THIS GUARANTY AND SURETYSHIP AGREEMENT (this "GUARANTY"), dated as of the day of August, 2002, made by FOSTER WHEELER LLC, a Delaware limited liability company, FOSTER WHEELER LTD. ("LTD"), a Bermuda corporation, FOSTER WHEELER INC., a Delaware corporation and FOSTER WHEELER INTERNATIONAL HOLDINGS, INC., a Delaware corporation (singly, a "GUARANTOR" and collectively, the "GUARANTORS"), to ENERGY (NJ) QRS 15-10, INC., a Delaware corporation ("LANDLORD").

                              W I T N E S S E T H :
                              - - - - - - - - - -

           WHEREAS, Landlord, as lessor, has entered into a Lease Agreement of even date herewith (the "LEASE"), in which Landlord leased to Foster Wheeler Realty Services, Inc., a Delaware corporation ("TENANT"), certain premises situate in Clinton, New Jersey (the "LEASED PREMISES");

           WHEREAS, all of the issued and outstanding stock of Tenant is owned, directly or indirectly, by Guarantors; and

           WHEREAS, the execution and delivery by Guarantors of this Guaranty is a material inducement to Landlord to execute the Lease, and Guarantors expect to derive financial benefit from the Lease.

           NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged by Guarantors, and intending to be legally bound, Guarantors hereby agree as follows:

                                   ARTICLE I.
                                    GUARANTEE

           1.01. GUARANTEED OBLIGATIONS. Guarantors hereby absolutely, unconditionally and irrevocably, jointly and severally, guarantee to and become surety for Landlord and its successors and assigns for the due, punctual and full payment, performance and observance of, and covenants with Landlord to duly, punctually and fully pay and perform, the following (collectively, the "GUARANTEED OBLIGATIONS"):

           (a) the full and timely payment of all Rent and all other amounts due or to become due to Landlord from Tenant under the Lease or any other agreement or instrument executed in connection therewith, including without limitation the Seller/Lessee's Certificate of even date therewith in favor of Landlord, whether now existing or hereafter arising, contracted or incurred (collectively, the "MONETARY OBLIGATIONS"); and

           (b) all covenants, agreements, terms, obligations and conditions, undertakings and duties contained in the Lease to be observed, performed by or imposed upon Tenant under the Lease, whether now existing or hereafter arising, contracted or incurred (collectively, the "PERFORMANCE OBLIGATIONS"), as and when such payment, performance or observance shall become due (whether by acceleration or otherwise) in accordance with the terms of the Lease, which terms are incorporated herein by reference. If for any reason any Monetary Obligation shall not be paid promptly when due, Guarantors shall, immediately upon demand, pay the same to Landlord. If for any reason Tenant shall fail to perform or observe any Performance Obligation, Guarantors shall, immediately upon demand, perform and observe the same or cause the same to be performed or observed. Each Guarantor acknowledges and agrees that the Monetary Obligations include, without limitation, Rent and other sums accruing and/or becoming due under the Lease following the commencement by or against Tenant of any action under the United States Bankruptcy Code or other similar statute. Guarantors shall pay all Monetary Obligations to Landlord at the address and in the manner set forth in the Lease or at such other address as Landlord shall notify Guarantors in writing.

           1.02. GUARANTEE UNCONDITIONAL. The obligations of Guarantors hereunder are continuing, absolute and unconditional, irrespective of any circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. Without limiting the generality of the foregoing, the obligations of Guarantors hereunder shall remain in full force and effect without regard to, and shall not be released, discharged, abated, impaired or in any way affected by:

           (a) any amendment, modification, extension, renewal or supplement to the Lease or any termination of the Lease or any interest therein;

           (b) any assumption by any party of Tenant's or any other party's obligations under, or Tenant's or any other party's assignment of any of its interest in, the Lease;

           (c) any exercise or nonexercise of or delay in exercising any right, remedy, power or privilege under or in respect of this Guaranty or the Lease or pursuant to applicable law (even if any such right, remedy, power or privilege shall be lost thereby), including, without limitation, any so-called self-help remedies, or any waiver, consent, compromise, settlement, indulgence or other action or inaction in respect thereof;

           (d) any change in the financial condition of Tenant, the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshalling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Landlord, Tenant or any Guarantor or any of their assets or any impairment, modification, release or limitation of liability of Landlord, Tenant or any Guarantor or their respective estates in bankruptcy or of any remedy for the enforcement of such liability resulting from the operation of any present or future provision of the United States Bankruptcy Code or other similar statute or from the decision of any court;

           (e) any extension of time for payment or performance of the Guaranteed Obligations or any part thereof;

           (f) the genuineness, invalidity or unenforceability of all or any portion or provision of the Lease;

           (g) any defense that may arise by reason of the failure of Landlord to file or enforce a claim against the estate of Tenant in any bankruptcy or other proceeding;



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


           (h) the release or discharge of or accord and satisfaction with Tenant or any other person or entity from performance or observance of any of the agreements, covenants, terms or conditions contained in the Lease by operation of law or otherwise;

           (i) the failure of Landlord to keep Guarantors or any of them advised of Tenant's financial condition, regardless of the existence of any duty to do so;

           (j) any assignment by Landlord of all of Landlord's right, title and interest in, to and under the Lease and/or this Guaranty as collateral security for any Loan;

           (k) any present or future law or order of any government (DE JURE or DE FACTO) or of any agency thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations or any or all of the obligations, covenants or agreements of Tenant under the Lease (except by payment in full of all Guaranteed Obligations) or Guarantors under this Guaranty (except by payment in full of all Guaranteed Obligations);

           (l) the default or failure of Guarantors or any of them fully to perform any of its obligations set forth in this Guaranty;

           (m) any actual, purported or attempted sale, assignment or other transfer by Landlord of the Lease or the Leased Premises or any part thereof or of any of its rights, interests or obligations thereunder;

           (n) any merger or consolidation of Tenant into or with any other entity, or any sale, lease, transfer or other disposition of any or all of Tenant's assets or any sale, transfer or other disposition of any or all of the shares of capital stock or other securities of Tenant or any affiliate of Tenant to any other person or entity;

           (o) Tenant's failure to obtain, protect, preserve or enforce any rights in or to the Lease or the Leased Premises or any interest therein against any party or the invalidity or unenforceability of any such rights; or

           (p) any other event, action, omission or circumstances which might in any manner or to any extent impose any risk to Guarantors or any of them or which might otherwise constitute a legal or equitable release or discharge of a guarantor or surety.

all of which may be given or done without notice to, or consent of, Guarantors or any of them.

Notwithstanding anything to the contrary contained herein, Guarantors shall be entitled to all benefits, contractual provisions, limitations and defenses afforded Tenant, except for (i) defenses arising from the insolvency, bankruptcy or reorganization of Tenant, or (ii) defenses relating to the invalidity, irregularity or unenforceability of all or any part of any Guaranteed Obligations, whether caused by any actions or inactions of the Landlord, or otherwise.

           1.03. DISAFFIRMANCE OF LEASE. Guarantors agree that, in the event of rejection or disaffirmance of the Lease by Tenant or Tenant's trustee in bankruptcy pursuant to the United States Bankruptcy Code or any other law affecting creditors' rights, Guarantors will, if Landlord so requests, assume all obligations and liabilities of Tenant under the Lease, to the same extent as if Guarantors had been originally named instead of Tenant as a party to the Lease and there had been no rejection or disaffirmance; and Guarantors will confirm such assumption in writing at the request of Landlord on or after such rejection or disaffirmance. Guarantors, upon such assumption, shall have all rights of Tenant under the Lease (to the extent permitted by law).




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

           1.04. NO NOTICE OR DUTY TO EXHAUST REMEDIES. Guarantors hereby waive notice of any default in the payment or non-performance of any of the Guaranteed Obligations (except as expressly required hereunder), diligence, presentment, demand, protest and all notices of any kind. Guarantors agree that liability under this Guaranty shall be primary and hereby waives any requirement that Landlord exhaust any right or remedy, or proceed first or at any time, against Tenant or any other guarantor of, or any security for, any of the Guaranteed Obligations. Guarantors hereby waive notice of any acceptance of this Guaranty and all matters and rights which may be raised in avoidance of, or in defense against, any action to enforce the obligations of Guarantors hereunder. Guarantors hereby waive any and all suretyship defenses or defenses in the nature thereof without in any manner limiting any other provision of this Guaranty. This Guaranty constitutes an agreement of suretyship as well as of guaranty, and Landlord may pursue its rights and remedies under this Guaranty and under the Lease in whatever order, or collectively, and shall be entitled to payment and performance hereunder notwithstanding any action taken by Landlord or inaction by Landlord to enforce any of its rights or remedies against any other guarantor, person, entity or property whatsoever. This Guaranty is a guaranty of payment and performance and not merely of collection.

           Landlord may pursue its rights and remedies under this Guaranty notwithstanding any other guarantor of or security for the Guaranteed Obligations or any part thereof. Guarantors authorize Landlord, at its sole option, without notice or demand and without affecting the liability of Guarantors under this Guaranty, to terminate the Lease, either in whole or in part, in accordance with its terms.

           Each default on any of the Guaranteed Obligations shall give rise to a separate cause of action and separate suits may be brought hereunder as each cause of action arises or, at the option of Landlord any and all causes of action which arise prior to or after any suit is commenced hereunder may be included in such suit.

           1.05. SUBROGATION. Notwithstanding any payments made or obligations performed by Guarantors by reason of this Guaranty (including but not limited to application of funds on account of such payments or obligations), Guarantors hereby irrevocably waive and release any and all rights it may have, until 185 days following the date on which the Guaranteed Obligations are paid or performed, whether arising directly or indirectly, by operation of law, contract or otherwise, to assert any claim against Tenant or any other person or entity or against any direct or indirect security on account of payments made or obligations performed under or pursuant to this Guaranty, including without limitation any and all rights of subrogation, reimbursement, exoneration, contribution or indemnity, and any and all rights that would result in Guarantors or any of them being deemed a "creditor" under the United States Bankruptcy Code of Tenant or any other person or entity. If any payment shall be paid to Guarantors or any of them on account of any subrogation rights, each and every amount so paid shall immediately be paid to Landlord to be credited and applied upon any of the Guaranteed Obligations, whether or not then due and payable. Every claim or demand which Guarantors or any of them may have against Tenant shall be fully subordinate to all Guaranteed Obligations.



                                  ARTICLE II.
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

           2.01. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Guarantors in that certain Guarantor's Certificate of even date herewith made by Guarantors each in favor of Landlord are hereby incorporated by reference herein (with all related definitions). Guarantor hereby represents and warrants to Landlord as provided therein.



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


           2.02. FINANCIAL STATEMENTS; BOOKS AND RECORDS.

           (a) Each Guarantor shall keep adequate records and books of account with respect to the finances and business of such Guarantor generally and with respect to the Leased Premises, in accordance with generally accepted accounting principles ("GAAP") consistently applied, and subject to the provisions of
Section 2.02 (c) below, shall permit Landlord and Lender by their respective agents, accountants and attorneys, upon reasonable advance notice to Guarantor, to visit each Guarantor's place of business and examine (and make copies of) the records and books of account and to discuss the finances and business with the officers of such Guarantor, at such reasonable times as may be requested by Landlord or Lender, provided that such visits or inspections shall not unreasonably interfere with such Guarantor's business operations. Upon the request of Lender or Landlord (either telephonically or in writing), Guarantor shall provide the requesting party with copies of any information to which such party would be entitled in the course of a personal visit.

           (b) LTD shall deliver to Landlord and to Lender within ninety (90) days of the close of each fiscal year, annual audited financial statements of LTD prepared by nationally recognized independent certified public accountants. LTD shall also furnish to Landlord within sixty (60) days after the end of each of the three remaining fiscal quarters unaudited financial statements and all other quarterly reports of LTD, certified by LTD's chief financial officer, and all filings, if any, of Form 10-K, Form 10-Q and other required filings with the Securities and Exchange Commission (the "SEC") pursuant to the provisions of the Securities Exchange Act of 1934, as amended, or any other Law. All financial statements of LTD shall be prepared in accordance with GAAP consistently applied. All annual financial statements shall be accompanied (i) by an opinion of said accountants stating that (A) there are no qualifications as to the scope of the audit and (B) the audit was performed in accordance with GAAP and (ii) by the affidavit of the president or a vice president of LTD, dated within five (5) days of the delivery of such statement, stating that (C) the affiant knows of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action LTD has taken or proposes to take with respect thereto and (D) except as otherwise specified in such affidavit, that LTD has fulfilled all of its obligations under this Guaranty which are required to be fulfilled on or prior to the date of such affidavit.

(c) Landlord, Lender and their respective agents, accountants and attorneys, shall, except to the extent that such information is publicly available, including such information as is set forth in filings with the SEC, consider and treat on a strictly confidential basis (i) any information contained in the books and records of Guarantors, (ii) any copies of any books and records of Guarantors, and any financial statements of Guarantors which are delivered to or received by them pursuant to Section 2.02(b). Landlord, Lender, and their respective agents, accountants and attorneys, shall conspicuously mark all copies of such documents as "Confidential". Neither Landlord, Lender, nor their respective agents, accountants and attorneys, shall disclose any information contained in Guarantor's books and records nor distribute copies of any of such books and records nor Guarantor's financial statements to any other Persons without the prior written consent of the chief operating officer of Foster Wheeler, Ltd. Further, neither Landlord, Lender nor their respective agents, accountants and attorneys, shall use such information for any purpose other than those directly related to this Guaranty or the Lease. For the avoidance of doubt, neither Landlord, Lender nor their respective agents, accountants and attorneys shall use such information for (x) determining whether to invest in or divest from any securities of any of the Guarantors or Tenant, or (y) competing with any Guarantor or any of the Guarantors' affiliates. No information which Landlord receives from any Guarantor shall be shared with or provided to any Person whose primary business is in competition with the business of any Guarantor or any subsidiary of any Guarantor.

           (d) The restrictions contained in Paragraph 2.02(c) shall not prevent disclosure by Landlord or Lender of any information in any of the following circumstances:

                  (i) Upon the order of any court or administrative agency to the extent required by such order and not effectively stayed or by appeal or otherwise; provided that Landlord, Lender or their respective agents, accountants and attorneys, as the case may be, shall notify Guarantors as soon as reasonably possible, and shall reasonably cooperate with Guarantors, at such Guarantor's expense, in any effort that a Guarantor may make to appeal or quash the order, request, or demand; provided further, that Landlord, Lender and their respective agents, accountants and attorneys shall not be required to notify or cooperate with Guarantor if applicable law precludes it from doing so.

                  (ii) Upon the request, demand or requirement of any regulatory agency or authority having jurisdiction over such party, including the SEC (whether or not such request or demand has the force of law); provided that Landlord, Lender or their respective agents, accountants and attorneys, as the case may be, shall notify Guarantors as soon as reasonably possible, and shall reasonably cooperate with Guarantors, at such Guarantor's expense, in any effort that a Guarantor may make to appeal or quash the order, request, or demand; provided further, that Landlord, Lender and their respective agents, accountants and attorneys shall not be required to notify or cooperate with Guarantor if applicable law precludes it from doing so.

                  (iii) That has been publicly disclosed other than by breach of this Section 2.02(c) by Lender or Landlord or by any other Person who has agreed with Landlord or Lender to abide by the provisions of this
           Section 2.02(c);

                  (iv) To counsel or accountants for Lender or Landlord or counsel or accountants for such other person or entity who has agreed to abide by the provisions of this Section 2.02(c);

                  (v) Independently developed by Landlord or Lender to the extent that confidential information provided by Guarantors is not used to develop such information;

                  (vi) Upon the sale, transfer or assignment of any Note by Lender, or the grant by Lender of participations therein or the issuance of mortgage pass- through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, Landlord, Lender and their respective agents, accountants and attorneys may disclose any such confidential information to each purchaser, transferee, assignee, servicer, participant, or investor; and

                  (vii) As otherwise required by Law.



           2.03. NOTICE OF CERTAIN EVENTS. Except to the extent disclosed in any filing with the SEC, promptly upon becoming aware thereof, Guarantors shall give Landlord notice of (i) the commencement or existence of any proceeding by or before any duly constituted governmental authority or agency against or affecting any Guarantor which, if adversely decided, would have a material adverse effect on the business, operations or condition, financial or otherwise, of any





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


Guarantor or on its ability to perform its obligations hereunder or (ii) any material adverse change in the business, operations or condition, financial or otherwise, of any Guarantor.

           2.04. ESTOPPEL CERTIFICATES. Each Guarantor shall, at any time upon not less than ten (10) days' prior written request by Landlord or Lender, deliver to the party requesting the same a statement in writing, executed by the president or a vice president of such Guarantor, certifying (i) that, except as otherwise specified, this Guaranty is unmodified and in full force in effect,
(ii) that such Guarantor is not in default hereunder and that no event has occurred or condition exists which with the giving of notice or the passage of time or both would constitute a default hereunder, (iii) that such Guarantor has no defense, setoff or counterclaim against Landlord arising out of or in any way related to this Guaranty, or if any defense is claimed, a detailed explanation of such defense and its factual support, (iv) that, except as otherwise specified or to the extent disclosed in SEC filings, there are no proceedings pending against such Guarantor before any court, arbiter or administrative agency which, if adversely decided, could have a material adverse effect on the business, operations or conditions, financial or otherwise, of such Guarantor or on its ability to perform its obligations hereunder and (v) such other matters as Landlord or Lender may reasonably request.

           2.05. FINANCIAL COVENANTS. Guarantors hereby covenant and agree to comply and to the extent applicable, to cause each Tenant to comply with all of the covenants and agreements described in Exhibit A attached hereto and made a part hereof.



                                  ARTICLE III.
                                EVENTS OF DEFAULT

           3.01. EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an "EVENT OF DEFAULT" under this Guaranty:

           (a) a failure by Guarantors to make any payment of any Monetary Obligation on or prior to the date such payment is required under the Lease, taking into account any applicable notice and/or cure period under the Lease with respect to such payment, if any, regardless of the reason for such failure;

           (b) a failure by Guarantors duly to perform and observe, or a violation or breach of, any other provision hereof not otherwise specifically mentioned in this Section 3.01 on or prior to the deadline for such performance under the Lease, taking into account any applicable notice and/or cure period under the Lease with respect to such performance, if any;

           (c) any representation made by any Guarantor herein or in any certificate, demand or request made pursuant hereto proves to be untrue or incorrect as of the date made, in any material respect;

           (d) any warranty made by any Guarantor herein or in any certificate, demand or request made pursuant hereto proves to be untrue or incorrect, now or hereafter, in any material respect;

           (e) a default beyond any applicable notice and/or cure period by any Guarantor in any payment of principal or interest on any obligations for borrowed money having at the time of such default an outstanding principal balance of $10,000,000 (or its equivalent in any foreign currencies) or more in the aggregate, or in the performance of any other provision contained in any instrument under which any such obligation is created or secured (including






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

the breach of any covenant thereunder), (i) if such payment is a payment at maturity or a final payment, or (ii) if an effect of such default is to cause, or permit any person to cause, such obligation to become due prior to its stated maturity;

           (f) a final, non-appealable judgment or judgments for the payment of money in excess of $5,000,000 (or its equivalent in any foreign currencies) in the aggregate shall be rendered against any Guarantor and the same shall remain undischarged and unstayed for a period of sixty (60) consecutive days after it is entered; provided, however, that amounts which are covered by insurance provided by a reputable insurance company which has not denied coverage in any way and has agreed in writing to provide Tenant's defense shall not be included in the foregoing;

           (g) Any Guarantor shall breach any of the covenants and agreements described in EXHIBIT "A" attached hereto; provided, however, that no such breach shall be deemed to have occurred until the expiration of any applicable notice and/or cure period under the Credit Agreement or Senior Credit Agreement with respect to such covenant or agreement, if any;

           (h) Any Guarantor shall (A) voluntarily be adjudicated bankrupt or insolvent, (B) seek or consent to the appointment of a receiver for itself or its assets, (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of creditors, or (E) admit in writing its inability to pay its debts as they mature;

           (i) a court shall enter an order, judgment or decree appointing, without the consent of such Guarantor, a receiver or trustee for it or approving a petition filed against any Guarantor which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed for a period of sixty (60) consecutive days after it is entered;

           (j) any Guarantor shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution, unless (i) a replacement Guarantor has assumed the liquidating Guarantor's obligations under this Guaranty and such replacement Guarantor has a net worth as of the date of such replacement equal to or better than that of the Guarantor to be liquidated or dissolved as of the date of execution of this Guaranty, or (ii) a replacement Guarantor of lesser net worth satisfactory to Landlord in its discretion applying prudent business judgment has assumed the liquidating Guarantor's obligations under this Guaranty; or

           (k) any Guarantor shall sell or transfer or enter into an agreement to sell or transfer all or substantially all of its assets, unless (i) a replacement Guarantor has assumed the selling Guarantor's obligations under this Guaranty and such replacement Guarantor has a net worth as of the date of such replacement equal to or greater than that of the selling Guarantor as of the date of execution of this Guaranty, or (ii) a replacement Guarantor of lesser net worth satisfactory to Landlord in its discretion applying prudent business judgment has assumed the selling Guarantor's obligations under this Guaranty.



                                  ARTICLE IV.
                                  MISCELLANEOUS

           4.01. EFFECT OF BANKRUPTCY PROCEEDINGS. This Guaranty shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by Landlord as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made. Guarantors hereby agree to indemnify Landlord against, and to save and hold Landlord harmless from any required return by Landlord, or recovery from Landlord, of any such payment because of its being deemed preferential under applicable bankruptcy, receivership or insolvency laws. If an Event of Default at any time shall have occurred and be continuing or exist and declaration of default or acceleration under or with respect to the Lease shall at such time be prevented by reason of the pendency against Tenant of a case or proceeding under any bankruptcy or insolvency law, Guarantors agree that, for purposes of this Guaranty and its obligations hereunder, the Lease shall be deemed to have been declared in default or accelerated with the same effect as if the Lease had been declared in default and accelerated in accordance with the terms thereof, and Guarantors shall forthwith pay and perform the Guaranteed Obligations in full without further notice or demand.

           4.02. FURTHER ASSURANCES. From time to time upon the request of Landlord, Guarantors shall promptly and duly execute, acknowledge and deliver any and all such further instruments and documents as Landlord may deem reasonably necessary or desirable to confirm this Guaranty, to carry out the purpose and intent hereof or to enable Landlord to enforce any of its rights hereunder.

           4.03. AMENDMENTS, WAIVERS, ETC. This Guaranty cannot be amended, modified, waived, changed, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of such amendment, modification, waiver, change, discharge or termination is sought.

           4.04. NO IMPLIED WAIVER; CUMULATIVE REMEDIES. No course of dealing and no delay or failure of Landlord in exercising any right, power or privilege under this Guaranty or the Lease shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of Landlord under this Guaranty are cumulative and not exclusive of any rights or remedies which Landlord would otherwise have under the Lease, at law or in equity.

           4.05. NOTICES. All notices, requests, demands, directions and other communications (collectively "notices") under the provisions of this Guaranty shall be in writing unless otherwise expressly permitted hereunder and shall be sent by (i) hand delivery, (ii) first-class or first-class express mail, (iii) facsimile with confirmation in writing mailed first-class, or (iv) reputable overnight courier with a reliable tracking system, in all cases with charges prepaid, and any such properly given notice shall be effective when received. All notices shall be sent to the applicable party addressed, if to Landlord, at the address set forth in the Lease, and, if to Guarantors, c/o Foster Wheeler Inc., Perryville Corporate Park, Clinton, New Jersey 08809, Attention: Robert D. Iseman, Vice President and Treasurer, with copies to Wolff & Samson P.A., 5 Becker Farm Road, Roseland, New Jersey 07068, Attention: Daniel Schwartz, Esq., or in accordance with the last unrevoked written direction from such party to the other party.

           4.06. EXPENSES. Guarantors agree to pay or cause to be paid and to save Landlord harmless against liability for the payment of all reasonable out-of-pocket expenses, including reasonable fees and expenses of counsel for Landlord, incurred by Landlord from time to time arising in connection with Landlord's enforcement or preservation of rights under this Guaranty or the Lease, including but not limited to such expenses as may be incurred by Landlord in connection with any default by Guarantors of any of their obligations hereunder or by Tenant of any of its obligations under the Lease. Notwithstanding the foregoing, in the event of any litigation or arbitration between the parties relating to this Guaranty (including pretrial, trial, appellate, administrative, bankruptcy or insolvency proceedings), the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs as part of the judgment, award or settlement therein.

           4.07. SURVIVAL. All obligations of Guarantors to make payments to or indemnify Landlord shall survive the payment of the Monetary Obligations, until the full performance of the Performance Obligations.

           4.08. SEVERABILITY. If any term or provision of this Guaranty or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

           4.09. COUNTERPARTS. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

           4.10. GOVERNING LAW. (a) This Guaranty was negotiated in New York, and accepted by Landlord in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limiting the generality of the foregoing, matters of construction, validity and performance, this Guaranty and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contract made and performed in such State and any applicable law of the United States of America. To the fullest extent permitted by law, Guarantors hereby unconditionally and irrevocably waive any claim to assert that the law of any other jurisdiction governs this Guaranty, and the Guaranty shall be governed by and construed in accordance with the laws of the State of New York pursuant to ss. 5-1401 of the New York General Obligations Law.

           (b) Any legal suit, action or proceeding against Guarantors or any of them or Landlord arising out of or relating to this Guaranty shall be instituted in any federal or state court in New York, New York, pursuant to ss. 5-1402 of the New York General Obligations Law, and Guarantors waive any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Guarantors do hereby designate and appoint Corporation Service Company, 80 State Street, Albany, New York 12207-2543, as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any federal or state court in New York, New York, and agrees that service of process upon said agent at said address (or at such other office in New York, New York as may be designated by Guarantors from time to time in accordance with the terms hereof) with a copy to: Wolff & Samson P.A., 5 Becker Farm Road, Roseland, New Jersey 07068, Attention: Daniel Schwartz, Esq., and written notice of said service of Guarantors mailed or delivered to Guarantors in the manner provided herein shall be deemed in every respect effective service of process upon Guarantors, in any such suit, action or proceeding in the State of New York. Guarantors (i) shall give prompt notice to the Landlord of any change of address of its authorized agent hereunder, (ii) may at any time and from time to time designate a substitute authorized agent with an office in New York, New York (which office shall be designated as the address for service of process), and
(iii) shall promptly designate such a
substitute if its authorized agent ceases to have an office in New York, New York or is dissolved without leaving a successor.

           4.11. SUCCESSORS AND ASSIGNS. This Guaranty shall bind Guarantors and their respective successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns.

           4.12. INCORPORATION OF RECITALS; DEFINITIONS. The recitals set forth on page 1 of this Guaranty are hereby specifically incorporated into the operative terms of this Guaranty as if fully set forth. Terms not otherwise specifically defined herein shall have the meanings set forth in the Lease.

           4.13. RIGHTS OF LENDER. Guarantors acknowledge that the rights of Landlord under this Guaranty may be assigned to Lender and upon such assignment Lender shall have all of the rights and benefits of Landlord hereunder.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                     IN WITNESS WHEREOF, Guarantors have duly executed and delivered this Guaranty as of the date first above written.

                                     FOSTER WHEELER LTD.,
                                     a Bermuda corporation



                                     By:________________________________

[SEAL]                               Title: ____________________________

                                     FOSTER WHEELER LLC,
                                     a Delaware limited liability company




                                     By:________________________________

                                     Title: ____________________________



                                     FOSTER WHEELER INC.,
                                     a Delaware corporation




                                     By:________________________________

                                     Title: ____________________________



                                     FOSTER WHEELER
                                     INTERNATIONAL HOLDINGS, INC.,
                                     a Delaware corporation



                                     By:________________________________

                                     Title: ____________________________

                                                                       EXHIBIT A

                               OPERATING COVENANTS

           1. Tenant shall, and shall cause Guarantor and its respective subsidiaries to, comply (A) with the covenants set forth in Article VI of that certain Third Amended and Restated Term Loan and Revolving Credit Agreement, dated as of August 2, 2002 among Foster Wheeler LLC, Foster Wheeler USA Corporation, Foster Wheeler Power Group, Inc. Foster Wheeler Energy Corporation, certain guarantors, certain lenders and Bank of America, N.A., as Administrative Agent and Collateral Agent (the "Lender") (the "CREDIT AGREEMENT"), in the same manner and to the same effect as if the terms of Article VI of the Credit Agreement were set forth in full herein and (B) upon refinancing of the debt described in the Credit Agreement, with the covenants set forth in the credit agreement that replaces the Credit Agreement (any such replacement credit agreement, the "SENIOR CREDIT AGREEMENT") pertaining to the matters addressed in
Article VI of the Credit Agreement in the same manner and to the same effect as if the terms of such covenants of the Senior Credit Agreement were set forth herein, and subject to the conditions set forth in the following sentence, after giving effect to any modification, amendment or waiver of the Credit Agreement or Senior Credit Agreement, as the case may be, a copy of which has been delivered to Landlord, and for such purpose such terms of Article VI of the Credit Agreement or Senior Credit Agreement, as the case may be, and such other relevant provisions and definitions of the Credit Agreement or Senior Credit Agreement, as the case may be, as are expressly referenced therein and amendments, modifications, and waivers thereto are incorporated herein by reference. Notwithstanding, and in limitation of, the foregoing, no amendment or modification to, or waiver of, Article VI of the Credit Agreement or Senior Credit Agreement, as the case may be, shall be effective and binding upon Landlord (a) if the Lender or lender or lenders that replace the Lender (the Lender or such replacement lender, the "SENIOR LENDER") receives or is entitled to receive any payment or grant any other consideration ("SENIOR LENDER CONSIDERATION") as a condition to such amendment, modification or waiver or, if such consideration is required, unless concurrently with payment to the Senior Lender Landlord receives Landlord's Consideration and (b) unless such amendment or modification is executed or waiver granted no later than the earlier to occur of (x) sixty (60) days following the earlier to occur of the date on which Tenant notified the Senior Lender or the Senior Lender had actual knowledge of the breach under the Credit Agreement or Senior Credit Agreement, as the case may be, that gave rise to the need for an amendment, modification or waiver and
(y) the earlier of the date on which the Senior Lender causes the obligations of Tenant and/or Guarantor under the Credit Agreement or the Senior Credit Agreement, as the case may be, to become due prior to their stated maturity, or sixty (60) days after Landlord notified Tenant of a breach of any covenant. If at any time Tenant shall not be subject to the Credit Agreement or any Senior Credit Agreement that contains covenants pertaining to the matters addressed in
Article VI of the Credit Agreement, Tenant shall, and shall cause Guarantor and each of its subsidiaries to, comply with the covenants set forth in the most recent Senior Credit Agreement pertaining to the matters addressed in Article VI of the Credit Agreement in the same manner and to the same effect as if the terms of the applicable provisions of such Senior Credit Agreement were set forth in full herein, and giving effect to any modification, amendment or waiver thereto that complies with the provisions of the foregoing sentence.




                                   EXHIBIT A-1

           2. A copy of the relevant provisions of Article VI of the Credit Agreement, and the amendments thereto, as the same are in effect on the date hereof, are attached hereto.

           3. For purposes of this Exhibit "A", (a) "Senior Lender's Consideration" shall mean any consideration received by the Senior Lender as a fee for the modification, amendment or waiver, but shall not include any payment on account or in reduction of the indebtedness described in the Credit Agreement or the Senior Credit Agreement, and (b) "Landlord's Consideration" shall be an amount equal to the Senior Lender's Consideration, multiplied by a fraction, the numerator of which is the Acquisition Cost and the denominator of which is the amount of the current aggregate loan amount (as defined in the Credit Agreement) or the maximum amount of credit available under the Senior Credit Agreement, as the case may be. Landlord's Consideration shall be paid to Landlord upon the same terms that Senior Lender's Consideration is paid to the Senior Lender; provided, however, that Landlord's Consideration shall not exceed the lesser of
(x) $350,000 (plus Landlord's reasonable out of pocket costs), and (y) the Senior Lender's Consideration received by the Senior Lender (plus Landlord's reasonable out of pocket costs). Notwithstanding that any payment on account or in reduction of the indebtedness described in the Credit Agreement or the Senior Credit Agreement shall be made, no payment shall be required to be made to Landlord on account or in reduction of the Guaranteed Obligations unless a Senior Lender Consideration is paid concurrently with such payment on account or in reduction of the indebtedness.
















                                     EXHIBIT A-2